Exhibit 4.5

                              CERTIFICATE OF TRUST
                                       OF
                           COMMERCE CAPITAL TRUST III


         This Certificate of Trust of Commerce Capital Trust III ("Trust") is being duly executed and filed by the undersigned trustees to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.(S).3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is Commerce Capital Trust III.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are: The Bank of New York (Delaware), 110 White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date: This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

            THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee


            By:/s/Marie E. Trimboli
            ---------------------------------
            Name: Marie E. Trimboli
            Title:   Assistant Vice President

            THE BANK OF NEW YORK, as Property Trustee

            By:/s/William T. Lewis
            ---------------------------------
            Name:  William T. Lewis
            Title:   Senior Vice President


            /s/Douglas J. Pauls
            ---------------------------------
            Douglas J. Pauls, not in his individual capacity but
            as Administrative Trustee


            /s/C. Edward Jordan, Jr.
            ---------------------------------
            C. Edward Jordan, Jr., not in
            his individual capacity but
            as Administrative Trustee


            /s/Joseph J. Manion, Jr.
            ---------------------------------
            Joseph J. Manion, Jr., not in his individual capacity
            but as Administrative Trustee